UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2010

HATTERAS FINANCIAL CORP.

(Exact name of registrant specified in its charter)

Maryland	001-34030	26-1141886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Oakwood Drive

Suite 340

Winston Salem, North Carolina 27103

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 760-9331

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2010, the compensation and governance committee of the board of directors of Hatteras Financial Corp. (the “Company”) approved the grant of an aggregate of 88,807 shares of time-based restricted stock under the Company’s 2007 Equity Incentive Plan to Michael R. Hough, Chairman and Chief Executive Officer, Benjamin M. Hough, President and Chief Operating Officer, Kenneth A. Steele, Chief Financial Officer, Treasurer and Secretary, William H. Gibbs, Jr., Executive Vice President and Co-Chief Investment Officer and Frederick J. Boos, II, Executive Vice President and Co-Chief Investment Officer. The time-based restricted stock awards were granted in recognition of the management team’s performance since the Company’s formation and initial private offering in November 2007. No equity awards have been granted to the Company’s executive officers since that initial private offering in 2007. The compensation and governance committee approved the following time-based restricted stock awards:

Michael R. Hough	26,642
Benjamin M. Hough	23,090
Kenneth A. Steele	15,985
William H. Gibbs, Jr.	11,545
Frederick J. Boos, II	11,545

The shares are scheduled to vest ratably on an annual basis over a five-year period. All of the awards are issued and outstanding as of the grant date (July 8, 2010), and the awardee is entitled to receive dividends as declared and paid on the shares and to vote the shares from the date of grant.

The compensation and governance committee has retained FTI Schonbraun McCann Group, an independent consulting firm, to assist the committee in establishing a long-term equity incentive plan for the executive officers of the Company. FTI Schonbraun McCann Group was instructed (i) to report to the committee on market data on equity compensation pay levels and incentive plan designs, (ii) to recommend equity compensation levels for the executive officers of the Company and (iii) to prepare and recommend to the committee an annual and long-term equity incentive plan for the Company’s executive officers. Equity awards granted pursuant to the new compensation plan will align the executive officers’ interests with the interests of the Company’s shareholders by providing the executive officers with greater ownership in the Company. The compensation and governance committee expects to establish this long-term equity incentive plan in 2011 and expects the mix of equity incentive awards to consist of both performance-based restricted stock and time-based restricted stock.

The Company is externally managed by Atlantic Capital Advisors LLC and does not compensate its executive officers directly with salaries or other cash compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HATTERAS FINANCIAL CORP.

By:	/s/ Kenneth A. Steele
Kenneth A. Steele
Chief Financial Officer, Treasurer and Secretary

Dated: July 12, 2010

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